EXHIBIT 99.1

Liberty Tax Announces Engagement of Independent Auditor

VIRGINIA BEACH, Va., June 28, 2018 (GLOBE NEWSWIRE) -- Liberty Tax, Inc. (NASDAQ:TAX) (the “Company”), the parent company of Liberty Tax Service, announced today that the Audit Committee of the Board of Directors of the Company has engaged Cherry Bekaert LLP (“Cherry Bekaert”) as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2018, effective immediately.

With the engagement of Cherry Bekaert, the Company intends to move forward with the review and filing of its Forms 10-Q for the quarters ended October 31, 2017 and January 31, 2018 with the Securities and Exchange Commission (“SEC”) as soon as practicable.

As previously reported, the Company received an anticipated letter from the Staff (the “Staff”) of the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that its securities would be subject to delisting as a result of the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”), since it remains delinquent in filing its Quarterly Reports on Forms 10-Q for the quarterly periods ended October 31, 2017 and January 31, 2018 with the SEC.

The Company has made a request for a hearing before the Nasdaq Hearings Panel (the “Panel”) for the continued listing of its securities on Nasdaq pending its return to compliance. There can be no assurance that the Panel will grant the Company’s request for a further stay or extension to evidence compliance or that the Company will be able to evidence compliance within the period of time that may be granted by the Panel.

About Liberty Tax, Inc.

Founded in 1997, Liberty Tax, Inc. (NASDAQ:TAX) is the parent company of Liberty Tax Service. In the U.S. and Canada, last year, Liberty Tax prepared over two million individual income tax returns in more than 4,000 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor to many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Company’s intentions to file its Forms 10-Q for the quarters ended October 31, 2017 and January 31, 2018 with the Securities and Exchange Commission, the continued listing of its securities on Nasdaq and the outcome of its requested hearing and related matters.  These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the loss of key personnel or inability to engage accounting personnel as needed; uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq Listing Rules; and risks relating to the substantial costs and diversion of personnel's attention and resources due to these matters and related litigation and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The Company’s forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

MEDIA CONTACT:
Martha O’Gorman
Chief Marketing Officer
Liberty Tax Service
(888) 848-5344
martha@libtax.com